EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Darwin Professional Underwriters, Inc.:
We consent to the incorporation by reference in the registration statement on Form S-8 regarding the Darwin Professional Underwriters, Inc. Stock and Unit Plan for Non-Employee Directors (the “Plan”) of our report dated April 14, 2006, except as to note 1(c), which is as of May 3, 2006, with respect to the consolidated balance sheets of Darwin Professional Underwriters, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income (loss), and cash flows for the years ended December 31, 2005 and 2004, and the period March 3, 2003 (date of inception) to December 31, 2003, which report appears in the Company’s prospectus, dated May 18, 2006, filed with the Securities and Exchange Commission pursuant to rule 424(b) of the Securities Act of 1933.
/s/ KPMG LLP
Hartford, Connecticut
May 22, 2006

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